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                                SIDLEY & AUSTIN
                            One First National Plaza
                            Chicago, Illinois 60603



                                 March 24, 1995



Whitman Corporation
3501 Algonquin Road
Rolling Meadows, Illinois 60008


          Re:  $300,000,000 Principal Amount of Debt Securities of Whitman
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               Corporation
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Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Whitman Corporation (the "Company") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shelf registration of $300,000,000 principal amount of the Company's debt securities (the "Debt Securities"). The Debt Securities are to be issued under an Indenture, dated as of January 15, 1993 (the "Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Trustee").

          In rendering this opinion, we have examined and relied upon a copy of the Indenture and the Registration Statement, including the related preliminary prospectus dated the date hereof. We have also examined and relied upon originals, or copies of originals, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and examined such questions of law and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.
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Sidley & Austin                                                       Chicago


Whitman Corporation
March 24, 1995
Page 2

          Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

          2. The Company had the corporate power and authority to execute and deliver the Indenture and has the corporate power and authority to authorize and sell the Debt Securities.

          3. Each series of Debt Securities will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and any necessary supplemental indenture to the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Trustee; (ii) a Prospectus Supplement with respect to such series of Debt Securities shall have been filed (or mailed for filing) with the SEC pursuant to Rule 424 under the Securities Act; (iii) the Company shall have taken appropriate corporate action authorizing the issuance and sale of such series of Debt Securities as contemplated by the resolutions heretofore adopted by the Board of Directors of the Company and the Indenture; and (iv) such series of Debt Securities shall have been duly executed and authenticated as provided in the Indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

          This opinion is limited to the General Corporation Law of the State of Delaware and the laws of the United States of America. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sales of the Debt Securities.

          For purposes of this opinion, we have assumed that there will be no changes in the laws currently applicable to the Company and that such laws will be the only laws applicable to the Company.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to